RESEARCH AGREEMENT

                                     between

                            UNIVERSITY HEALTH NETWORK
                               and Dr. Fei-Fei Liu

                                       and

                           SENESCO TECHNOLOGIES, INC.

This Agreement is made as of November 6, 2003 ("Effective Date") between the following parties: the University Health Network, located at 610 University Avenue, Suite 7-504, Toronto, Ontario M5G 2M9 (hereinafter "UHN"), Senesco Technologies, Inc., a New Jersey Corporation having a principal place of business at 303 George Street, Suite 420, New Brunswick, NJ 08901 (hereinafter referred to as "Senesco"), and Dr. Fei-Fei Liu (hereinafter referred to as the "Principal Investigator").

WHEREAS Senesco has conceived of, developed and is continuing to develop proprietary technology relating to initiation factor eIF5A and DHS and is the owner of proprietary rights thereto, including patent applications filed thereon on a worldwide basis;

WHEREAS UHN maintains laboratories directed by the Principal Investigator; and

WHEREAS Senesco wishes to fund research performed by Principal Investigator relating to the evaluation of potential efficacy of elF5A and DHS in human nasopharyngeal carcinoma.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

DEFINITIONS.

1.1 "Budget" shall mean the budget prepared by UHN and agreed to by Senesco to support the work to be performed under the Research Plan in Each Research Year, attached hereto as Schedule B.

1.2 "Confidential Information" shall mean all terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information Exchanged between the parties pursuant to the Research Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, as further defined in Article VII herein.

1.3 "Field" shall mean products relating to the treatment, prevention, or detection/diagnosis of nasopharyngeal carcinoma, within the scope of the Research Plan.

1.4 "Invention" shall mean any patented new and useful process, machine, manufacture or composition of matter conceived of or first reduced to practice, in whole or in part, during the term of this Agreement in the performance of research under the Research Plan.

1.5  "Researchers"   shall  mean  the  Principal   Investigator  and  any  other
individuals conducting Research under this Agreement

1.6 "Research Information" shall mean all information, know-how, and materials (including any chemical compound or substances, biological cell, or component thereof, whether derived from biological material or synthesized) developed in the course of research under the Research Plan, but which does not constitute an Invention.

1.7 "Research Plan" shall mean the research to be performed under the direction of the Principal Investigator relating to the evaluation of eIF5A and DHS in human nasopharyngeal carcinoma, as detailed in Schedule A attached hereto.

1.8 "Net Sales" shall mean the total revenue received by Senesco for sales of products in the Field excluding standard industry discounts, refunds and taxes, all as determined from the books and records of the Senesco, or its parent and subsidiaries, maintained in accordance with Generally Accepted Accounting Principles consistently applied;

1.9 "Background Intellectual Property" shall mean all Inventions, Research Information, technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, that was in the possession of either party prior to this Agreement.

II.   SCOPE OF WORK.

2.1 UHN shall conduct research under the supervision of the Principal Investigator in a laboratory at UHN in accordance with the Research Plan attached hereto as Schedule A. The scope of research conducted pursuant to the terms of this Agreement shall be limited to the parameters described in the Research Plan, subject to any amendments thereto made in writing and agreed to in writing signed by all parties. All research will be done in accordance with the good laboratory practice established by UHN. Any inconsistent or conflicting provisions between this Agreement and the Research Plan shall be governed by the terms of this Agreement.

III.  STAFF.

3.1 Principal Investigator. The Principal Investigator shall be Dr. Fei-Fei Liu. If Dr. Liu shall for any reason cease to conduct the research herein in accordance with the

Research Plan in Schedule A, Senesco may, at its option, terminate this Agreement or request that UHN appoint a new Principal Investigator acceptable to Senesco. No new investigator shall be appointed by UHN without the prior approval of Senesco.

3.2 UHN Staff. UHN represents that it has the professional staff, research capabilities and facilities necessary to perform the work in accordance with this Agreement and the Research Plan. UHN shall supply all necessary personnel in order for it to perform the work in accordance with the Research Plan, and shall require all such personnel to abide by the terms of Articles VI, VII, VIII and X herein.

IV.   PERIOD OF PERFORMANCE.

4.1 The period of performance of this Agreement is contemplated to be two (2) years, at a cost as set forth in the set forth in the Budget set forth in Schedule B, unless sooner terminated or extended as elsewhere provided herein or by mutual agreement.

V.    BUDGET AND SUPPORT FOR RESEARCH.

5.1 During the Research period, beginning on the Effective Date of this Agreement, Senesco will pay UHN for its costs incurred in the performance of this Research Plan. Said payment shall be made based upon the Budget prepared by UHN and agreed to by Senesco. The proposed Budget is attached as Schedule B. Any amendments to the Budget agreed to in writing by the parties shall be appended hereto as an amendment to Schedule B.

Payments to UHN under this Agreement shall made payable as follows:

                Date                                    Amount
                ----                                    ------
              30-Jan-04                                $42,154
               1-Apr-04                                $42,154
               1-Jul-04                                $42,154
               1-Oct-04                                $42,154
               1-Jan-05                                $33,387
               1-Apr-05                                $33,387
               1-Jul-05                                $33,387
               1-Oct-05                                $33,387
                 TOTAL                                $302,164

Payments made to the UHN under this Agreement shall be sent to:

         University Health Network
         7-504 University Ave.
         Toronto, Ontario, Canada
         M5G 2M9
         Attn: Bob McArthur, Director, Research Business Development

VI.   REPORTS OF RESEARCH.

6.1 The Principal Investigator on behalf of all Researchers shall report to UHN, who will then report to Senesco any and all Inventions or Research Information. Such reports shall take the form of an Invention disclosure report to Senesco.

6.2 The Principal Investigator shall furnish Senesco a bi-annual written report summarizing research activity not previous reported pursuant to Section 6.1 hereof, which shall include a Research Information report with respect to all Research Information, as well as any Inventions not previously disclosed under
Section 6.1 thereof. During the term and performance of this agreement, the Principal Investigator will provide "Updates," every three (3) months, concerning the progress of the Research Project to Dr. John Thompson. Such Updates may take the form of telephone call, meeting, or email. UHN will furnish Senesco with a written report of all Inventions and Research Information bi-annually, and a final written report within thirty (30) days following the end of the term of this Agreement.

VII.  CONFIDENTIALITY.

7.1 All terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information exchanged between the parties pursuant to the Research Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, shall be considered Confidential Information.

7.2 Senesco possesses all right, title and interest to all Confidential Information, whether disclosed by Senesco or developed under this Agreement, with the exception of Background Intellectual Property owned by UHN.

7.3 Except as provided herein, UHN and Principal Investigator will not disclose or make available Confidential Information to third parties without Senesco's written consent during the term of this Agreement and for a period of five years thereafter.

7.4 UHN 's and Principal Investigator's obligations of confidentiality under this Section do not apply to any information which (a) is established by written records to be in the public domain other than as a consequence of an act of UHN or Principal Investigator; (b) was in UHN's or Principal Investigator's possession prior to the disclosure by Senesco and is demonstrated through written records that such information was in UHN 's or Principal Investigator's possession prior to disclosure from Senesco, and was not the subject of any earlier confidential relationship with Senesco; or (3) was rightfully acquired by UHN or Principal Investigator from a third party who was lawfully in possession of such information and was under no obligation to Senesco to maintain its confidentiality.

7.5 UHN and Principal Investigator each agree to use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the Research Plan or for other uses mutually agreeable to the parties.

7.6 Prior to the commencement of work under this Agreement, each UHN employee to undertake work hereunder shall agree to be bound by the Confidentiality and noncompete provisions of this Agreement by signing a copy of the form Acknowledgement attached as Schedule C.

7.7 Senesco, recognizes that UHN, may be desirous of publishing information as part of UHN's policy and function as a university to disseminate information for the purpose of scholarship. UHN and Principal Investigator recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement. Senesco agrees that UHN personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Research Plan, PROVIDED that Senesco shall have been provided copies of any proposed publication or presentation at least sixty (60) days in advance of the submission of such proposed publication or presentation to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication. Senesco retains the right to postpone publication for an additional thirty (30) days should meaningful protection not be obtained in a timely manner, but will not unreasonably withhold the right to publish or present. Under no circumstances will UHN or Principal Investigator be allowed to disclose Confidential Information without providing Senesco prior written notice as set forth under the procedure herein. The Principal Investigator will be allowed to retain a copy of all data for the purposes of presentation and publication only.

VIII. PATENT RIGHTS.

8.1 UHN and Principal Investigator hereby assign and agree to assign to Senesco all right, title and interest to any Inventions and Research Information made, conceived of or arising under this Agreement within the scope of the Research Plan related to eIF5A and/or DHS. In consideration of the assignment granted herein, Senesco agrees to pay UHN a royalty of 2% of Net Sales in the Field, which include, in whole or in part, the Inventions and/or is manufactured using the Inventions. Payments to UHN will be made quarterly (every 3 months).

8.2 Senesco has the sole discretion for the selection of the means for intellectual property protection for the Inventions and Research Information related to eIF5A and/or DHS, whether to maintain trade secret protection or seek protection by patent. Senesco has the sole discretion for the selection of the technology to protect by patent and will make all decisions regarding the scope of protection sought.

8.3 Senesco has the sole discretion to select patent counsel or other legal representatives to help secure patent rights to any Inventions and Research Information related to eIF5A and/or DHS arising out of this Agreement.

8.4 If Senesco decides that a patent application is to be filed related to eIF5A and/or DHS, Senesco, shall, at its own cost, prepare, file and prosecute such application. Designation of inventors in a patent application is a matter of patent law and shall be solely within the discretion of qualified patent counsel or other legal representative for Senesco.

8.5 UHN and Principal Investigator shall, at the request and expense of Senesco, at any time during or after the termination of this Agreement, execute all documents and perform all such acts as Senesco may deem necessary or advisable to confirm Senesco's sole and exclusive ownership right, title and interest in such Inventions and Research Information related to eIF5A and/or DHS in any country. UHN and Principal Investigator each agree to do all acts and execute all documents at the expense and request of Senesco, that Senesco may deem necessary to enforce its rights to the Inventions and Research Information, including but not limited to assisting in the preparation of patent applications, assisting in litigation, appearing for depositions and appearing as trial witnesses.

IX.   PUBLICITY.

9.1 UHN and Principal Investigator shall not disclose this Agreement with Senesco in any publicity, advertising or news release without the prior written approval of an authorized representative of Senesco. Senesco will not use the name of UHN or the Principal Investigator in any publicity, advertising or news release without the prior written approval of UHN.

9.2 Senesco may, at its own discretion, provide information relating to or arising from this Agreement to investors, licensees, relevant government agencies and other such parties.

X.    NOTIFICATION OF COMPETING PROJECTS

10.1 Notwithstanding any provisions of this Agreement to the contrary, the parties agree that UHN independently works on many projects which may be similar in some respects to the subject matter set forth in the Research Plan. The parties agree that UHN shall not be precluded from pursuing such projects through its own personnel; EXCEPT:

     (a) Principal Investigator agrees not to conduct any research, act as a consultant or perform any other services, either directly or indirectly, for any entity in the world which is competitive with Senesco relating to the subject matter of the Research Plan related to eIF5A and/or DHS during the term of this Agreement and for a period of two (2) years after the termination of this Agreement; and

     (b) Each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS. In view of the confidentiality obligations herein, each person working on this project agrees not to personally conduct any research, act as a consultant, or perform any other services relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS, either directly or indirectly for any entity for a period of two (2) years after termination of this Agreement.

10.2 The parties agree that the period of time and scope of the restrictions specified herein are both reasonable and justifiable to prevent harm to the legitimate business interests of Senesco, including but not limited to preventing transfer of Confidential Information to Senesco's competitors and/or preventing other unauthorized disclosures or use of Senesco's Inventions and Research Information.

XI.   ASSIGNMENT.

11.1 No right or obligation under this Agreement shall be assigned by UHN without the prior written permission of Senesco. Senesco has the right to assign its rights and obligations; however, it must also seek consent of UHN, such consent not to be unreasonably withheld. UHN shall not subcontract any work to be performed without Senesco's prior written consent. Any work by any subcontractor shall be under the direct supervision of Principal Investigator.

XII.  SUPPLIES AND EQUIPMENT.

12.1 UHN shall provide laboratory space, personnel and equipment already owned by UHN for conducting the research contemplated by the Agreement. UHN shall retain title to any equipment purchased with funds provided by Senesco under an approved Budget under this Agreement.

XIII. TERMINATION.

13.1 Senesco has the right to terminate this Agreement upon thirty (30) days advance written notice to UHN. In the event of such a termination, UHN shall refund all unexpended and unobligated funds to Senesco after withholding amounts necessary to discharge obligations that cannot be canceled. UHN agrees to provide Senesco with copies of all work products which exist at the time of termination.

13.2 Senesco's rights under Articles VI, VIII, IX, and X shall survive termination of this Agreement.

13.3 In the event Senesco wishes to abandon its interest in the Inventions and Research Information, UHN and Senesco will enter into good faith negotiations for UHN to acquire said Inventions and Research Information.

13.4 If Senesco fails to meet any of its obligations under this Agreement and does not remedy these failures within 30 days after receipt of written notice of such failures from UHN, or at any time Senesco fails to carry on business in the normal course, UHN may terminate this agreement by giving Senesco written notice therof.

XIV.  INDEMNIFICATION.

14.1 UHN shall defend, indemnify and hold Senesco, its officers, employees and agents harmless from and against any and all liability, loss, expense (including reasonable attorneys' fees) or claims for injury or damages arising out of the performance of this Agreement but only in proportion to and to the extent such liability, loss, expense, attorneys' fees or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of UHN, its officers, agents or employees.

14.2 Senesco shall defend, indemnify and hold Principal Investigator and UHN, its officers, employees and agents harmless from and against any and all liability, loss, expense (including reasonable attorneys' fees) or claims for injury or damages arising out of the performance of this Agreement but only in proportion to and to the extent such liability, loss, expense, attorneys' fees or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of Senesco, its officers, agents or employees.

XV.   GOVERNING LAW.

15.1 This Agreement shall be construed in accordance with and governed by the laws, statutes, rules, court decisions and customs prevailing in the State of New Jersey and the United States, except to the extent that the laws of the Province of Ontario and the Federal Government of Canada shall govern Workman's Compensation, Employment Standards Act, Ontario Human Rights Code, Environmental Protection Act, Occupational Health and Safety Act or any other similar statutes that would take priority.

XVI.  INTEGRATION.

16.1 This Agreement states the entire contract between the parties in respect to the subject matter of the Agreement and supersedes any previous written or oral representations, statements, negotiations or agreements. This Agreement my be modified only by written amendment executed by the authorized representatives of both parties.

XVII. AGREEMENT MODIFICATION.

17.1 Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

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

XVIII. GOVERNING LANGUAGE.

18.1 In the event that a translation of this Agreement is prepared and signed by the parties, this English language Agreement shall be the official version and shall govern if there is a conflict between the translation and this English language Agreement.

XIX.   NOTICES.

19.1 Notices under this Agreement shall be sent by registered mail, return receipt requested, delivered by hand, or faxed to the following address of either party unless changed by written notice.

SENESCO:                                 UHN:
Bruce Galton, President and CEO          Bob McArthur
Senesco, Technologies, Inc.              Director, Research Business Development
303 George Street, Suite 420             University Health Network
New Brunswick, NJ 08901                  610 University Avenue
Telephone: (732) 296-8400                Toronto, Ontario M5G 2M9
Facsimile: (732) 296-9292                Telephone: (416) 946-2935
                                         Facsimile: (416) 946-2287

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

Senesco Technologies, Inc. ("Senesco")      University Health Network ("UHN")


/s/ Bruce Galton                            /s/ Christopher Paige
--------------------------------------      ------------------------------------
Bruce Galton                                Dr. Christopher Paige
President and CEO                           Vice President, of Research


Date: JAN 29, 2004                          Date:  JAN 27, 2004
     ---------------------------------           -------------------------------



I have read and understood this Agreement.


/s/ Fei-Fei Liu
------------------------------------------
Dr. Fei-Fei Liu

                                   SCHEDULE A
                                   ----------

                     EVALUATION OF POTENTIAL EFFICACY OF 5A1
                       IN HUMAN NASOPHARYNGEAL CARCINOMA


PRINCIPAL INVESTIGATOR:    DR. FEI-FEI LIU
CO-PRINCIPAL INVESTIGATOR: DR. JOHN THOMPSON
                           DR. HENRY KLAMUT
                           DR. DOLLY HUANG

INTRODUCTION
     Protein synthesis is a critical cellular event. It takes place on the ribosomal particles in the cytoplasm, and comprises of three phases: initiation, elongation, and termination.
     The initiation phase appears to be the most highly regulated of these three phases, through the involvement of several initiation factors (IF) (eg. IF-1, IF-2, IF-3). Initiator tRNA binds to and forms ternary complexes with these IF's and GTP, along with binding to 43S preinitiation complex, resulting in changing the intra-molecular secondary structures within the mRNA, thereby allowing GPT hydrolysis to energize the commencement of elongation. Factor 5A appears to be involved in accelerating hydrolysis of GPT. These factors may also function as nucleo-cytoplasmic shuttle proteins, and facilitate translation of specific mRNA's through a translocation process.
     There are two isoforms of 5A: 5A1, and 5A2. Over-expression of 5A1 induces apoptosis; 5A2 appears to be more involved in cell cycle arrest or differentiation. Preliminary evidence indicates that transfection of 5A1 induces apoptosis in cancer cells, perhaps by promoting the translation of apoptotic mRNA's. Antisense 5A1 on the other hand, prevented the induction of apoptosis.
     5A1 appears to be highly toxic, since the generation of an adenoviral (adv) vector mediating 5A1 expression driven by the non-selective CMV promoter was not possible, presumably due to cytotoxicity of the packaging 293 cells. Hence, its expression needs to be regulated and restricted. We hereby propose to evaluate whether a transcriptional regulatory strategy will result in the successful generation of an adv-mediated 5A1 vector. Specifically, we will utilize our EBV-responsive promoter elements, denoted as oriP, and attempt to generate adv.oriP.5A1. Subsequently, adv.oriP.5A1 will be evaluated for efficacy in the EBV-positive nasopharyngeal carcinoma (NPC) xenograft system.

HYPOTHESIS: Introduction of 5A1 through an adv vector under oriP regulation (adv.oriP.5A1) into NPC cancer cells will induce apoptosis, prevent tumour formation, and cause regression of established xenograft tumours.

SPECIFIC AIMS
1. To determine whether a novel adv vector mediating 5A1 (adv.oriP.5A1) can be constructed.
2. To determine if infection of adv.oriP.5A1 will decrease clonogenic survival of C666-1 cells, with induction of apoptosis, activation of caspase (3, 8, or 9) activity, and cleavage of DNA. The kinetics of 5A1 expression will be determined using Western blotting, and its effect on cell proliferation will be examined. The additional efficacy when combined with ionizing radiation (RT) will be examined for either an additive or a synergistic interaction. Potential

Evaluation of potential efficacy of 5A1 In human nasopharyngeal carcinoma 1 of 3

                                   SCHEDULE A
                                   ----------

     therapeutic gain will be evaluated by simultaneous infection of "normal" nasopharyngeal fibroblast (KS1), and EBV-negative CNE-2Z cells.
3. To determine if adv.oriP.5A1 will prevent formation of C666-1 tumours. C666-1 cells will be infected ex vivo with adv.oriP.5A1, then 24 hours later implanted into the gastrocnemius muscle of SCID mice, and followed for tumour growth.
4. To determine if adv.oriP.5A1 therapy can cause regression of established nasopharyngeal tumours. Established C666-1 tumours will be treated with intra-tumoural (IT) adv.oriP.5A1 +/- local tumour RT, and assessed for tumour growth delay. Histologic sections will be removed at various time points after treatment, for examination of expression of 5A1 (using immunohistochemistry), apoptosis, and necrosis.
5. Safety and toxicity evaluation will be conducted by serial blood samplings for liver, renal, bone marrow function after intravenous (IV) injection of adv.oriP.5A1. Normal critical organs (liver, lung, kidney, spleen, brain) will also be removed for histologic examination.

EXPERIMENTAL PROTOCOLS
1. The 5A1 cDNA will be cloned downstream of the oriP promoter elements, and placed into the novel oriP.5A1 shuttle plasmid. This will then be ligated with the remainder of the AEl adv genome, to generate the novel adv.oriP.5A1. Diagnostic digests will be performed to confirm validity of plasmid sequences. The vector will be directly sequenced to confirm presence of the expected promoter and 5A1 sequences. Western blotting will be conducted after infection of the EBV-positive C666-1 cells to confirm presence of the expected protein.

2. Clonogenic survival experiments will be conducted using C666-1 cells after infection with adv.oriP.5A1 (0-50 pfu/cell). RT (0-10 Gy) will also be delivered in conjunction with a preselected dose of adv.5A1 which will result in 10% cytotoxicity, to determine whether interactive effects can be observed.

     Cell  lysates  will be obtained at set times  after  infection  to obtain a
     Western  for  5A1   expression  to  assess  the  kinetics  of  5A1  protein
     expression, along with determination of a dose-dependent relationship.

     Cell cycling effect of adv.5A1 will be determined using flow cytometry (dual BrDU-PI labelling of DNA), with subsequent analysis of the proportion of cells in the various phases of the cell cycle, post-treatment.

     Each experiment will be conducted at least three separate times, to obtain a mean and standard error for each study.

3.   Tumour  formation  experiments  will be conducted by infecting  C666-1 (1 x
     106) cells ex vivo using a dose of adv.oriP.5A1 which will cause 99%-cytotoxicity in vitro. One day after infection, the infected cells will be implanted into the gastrocnemius muscle of SClD mice, and tumour and leg diameter will be monitored on a regular basis. Control arms will comprise of PBS-treated, and same dose of an empty adv vector. For each experiment, each arm will comprise of at least 5 mice, and each study has to be conducted at least three times.

Evaluation of potential efficacy of 5A1 In human nasopharyngeal carcinoma 2 of 3

                                   SCHEDULE A
                                   ----------

4. Therapeutic experiments will be performed by treating established C666-1 tumours in SCID mice. At a set point (eg tumour + leg diameter of 9 mm), these tumours will be treated using a series of IT injections of adv.oriP.5A1 (1 x 108 pfu/injection). One possible regimen could be daily injections x 6 consecutive days. Tumour RT (2 or 4 Gy each) will be delivered twice during this 6-day schedule. There will be 5 arms for each tumour model: PBS only, empty adv.oriP IT (same dose), adv.oriP.5A1 alone, RT alone, and adv.oriP.5A1 + RT.

     Each mouse will be monitored for tumour growth, weight, and general appearance. Each arm will comprise of at least 5 mice, and each study needs to be performed at least 3 times.

     Additional tumour-bearing and treated mice will also have their tumour and normal organs removed for histologic evaluation of 5A1 expression, (by either Western or IHC), and H & E for apoptosis or necrosis.

5. Safety and toxicity profile can be grossly determined based on appearance and weight of treated (IT injection) mice. Blood analyses will be conducted after IV injection (tail vein or IP) of adv.oriP.5A1, and then mice will be sacrificed for LFT's (alk phos, SGOT, SGPT, bilirubin, amylase), marrow
     (CBC), kidney (creat, BUN) at 48 hrs, and 14 days post-treatment. Normal organs will also be removed for histologic examination using hematoxylin & eosin.

CONCLUSION

     Upon the completion of this series of studies, we will be able to determine if the novel adv.oriP.5A1 can be generated. Subsequently, we will be able to assess if 5A1 has any efficacy against C666-1 cells in vitro, and effect in vivo, of either prevention of tumour formation, or cause regression of established tumours. We also be able to assess the type of interaction of adv.oriP.5A1 with RT (either additive, synergistic, or even sub-additive). Finally, the safety profile of adv.oriP.5A1 will also be determined, when administered IT or IV.

Dec 1st, 2002

Evaluation of potential efficacy of 5A1 In human nasopharyngeal carcinoma 3 of 3

                                   SCHEDULE B1
                                   -----------

                     EVALUATION OF POTENTIAL EFFICACY OF 5A1
                        IN HUMAN NASOPHARYNGEAL CARCINOMA

BUDGET JUSTIFICATION; PI: LIU
-----------------------------

(I)  GENERATION OF NOVEL ADV.ORIP.5A1:
--------------------------------------
l. Dr. Jian-Hua Li (Level 2 Research Technician) will be devoting 3 months (January-March 2003) full-time, in attempting to generate the adv.oriP.5A1 vector. His current salary is $52,231, with 21% benefit this would equal $62,300. Three months' salary would hence translate to $15,800.
2. Supply costs will include media, sera, extensive tissue culture expenses. In addition, we will need specialised reagents and restriction enzymes for sub-cloning strategy the novel adenovirus. Primers will be required to confirm the sequencing, along with additional methods (Westerns) to verify the generation of the appropriate protein of interest. Hence, the cost of generating the novel vector will be approximately $22.8K.

PERMANENT EQUIPMENT
-------------------

Due to the extensive demands on our incubator space (required for adenoviral propagation in 293 cells), we will require the addition of a new incubator ($11,939 (quotation attached)). No additional permanent equipment costs would be required.

Therefore, to generate the novel adenoviral vector, the total cost would be $34,739.

(II) SUPPLIES AND EXPENSES FOR NASOPHARYNGEAL EXPERIMENTS:
----------------------------------------------------------
a) Media, sera, plastic culture plates are needed to propagate several cell lines: 293, C666-1, CNE-2Z, KS1, HeLa and other cells as needed.
b) Specialized reagents, kits and disposables will be needed for Western blotting, preparation of large-scale plasmid and recombinant adenoviral stocks, adenoviral plaque assays, cell viability (e.g. MTT) assays. Kodak films and transfer membranes will be needed for Western blotting.
c) Antibodies and kits for caspase activities, other apoptosis markers e.g. AO-EB; in addition to propidium iodide staining for cell cycle analyses, will be required.
d) Our flow cytometry facility charges $30/hr, and we would estimate 30 hrs per year.
e) SCID mice are provided at a cost of $45 per animal and will be utilized as host animals for our xenograft experiments. The tumour formation experiments will have 3 arms (PBS, adv.oriP, adv.oriP.5A1); each arm will have 9 mice, total # will be 27, and each experiment needs to be conducted three times, translating into 81 mice. The therapeutic experiments will have 6 arms (PBS, adv.oriP, adv.oriP.5A1, RT, RT + adv.oriP, and RT + adv.oriP.5A1); each arm will have 9 mice; total will be 162 mice (6x9x3). We will have an additional 50 mice for inadvertent death or no tumour formation, plus additional mice for histology and safety/toxicity evaluations. Hence, total # of required mice will be 293 (81 + 162 + 50). The grand total # of mice required will therefore be 293 @$45/mouse = $13,185. There is also housing cost of

                                  SCHEDULE B1
                                  -----------

     $0.60 cents per cage per day charged by the OCI/PMH animal colony (5 animals per cage); we will follow each animal to a minimum of 100 days, hence this will total $3516. Therefore, the total animal cost will be $16,701 ($13,185+ $3516). This will take place over 2 years, translating into $8,351 per year.
f) Toxicity profiling for liver, kidney and bone marrow functions is out sourced (VitaTech), and this would cost approximately $3K. Immunohistochemical analyses will be required to determine apoptosis in vivo, along with expression of 5A1. Our histology department charges approximately $10/slide.
g) Our Division of Experimental Therapeutics at OCI/PMH has common equipment with the access to centrifuges, balances, spectrophotometers, phosphoimagers, etc.; the use of which is contained within a yearly fee of approximately $1000. Furthermore, central glass washing and research computing services at OCI/PMH amounts to $3000 per year. Cell storage in liquid nitrogen costs $1000 per year. Total of these thereby equals $5000/yr.
h) Our biostatistical dept charges approximately $100/hr; there may be approximately 10 hrs of statistical analyses/year required.
i) We plan to produce 1 paper at the end of the 2nd year; coloured photomicrographs are very expensive, so that 1 paper would cost $2K.

(II) SALARIES

1. Dr. Jian-Hua Li (Level 2 Research Technician) will be working 50% full-time on this project for the in vitro component. His current salary is $52,231, with 21% benefit equals $62,300, which translates into $31,600/annum.
2. Dr. Willa Shi is another Level 2 Research Technician, and her current salary is $43,000, plus 21% benefit, would equal $52,030. She will devote 50% full-time to the in vivo, safety experiments, along with immunohistochemical analyses of xenograft studies. This would translate into $26,015/annum. Both individual's salary levels will increase by 10%/annum.




Jan 8th, 2004

                                   Schedule B2

PROPOSED 5A1 RESEARCH BUDGET

                                           Yr1                      Yr2

SUPPLIES

PERMANENT EQUIPMENT
Incubator                               $11,939
SUB-TOTAL                               $11,939

(I) ADV GENERATION
media, sera, tissue culture expenses    $3,000
specialized reagents + films            $2,000
primers, enzymes, antibodies            $2,000
salary cost (25% of Dr. Li's salary)    $15,800

SUB-TOTAL                               $22,800

(II) REMAINDER OF PROJECT SUPLIES
media, sera                             $7,000                    $7,000
specialized reagents + films            $5,000                    $5,000
caspase antibodies, apoptosis markers   $4,000                    $4,000
flow cytometry                          $1,000                    $1,000
animal costs                            $8,351                    $8,351
safety testing, immuno                  $6,000                    $6,000
common equipment charges                $5,000                    $5,000
statistical cost                        $1,000                    $1,000
publication                                                       $2,000

SUB-TOTAL                               $37,351                   $39,351

SALARIES
Dr. Li 50% FTE                          $31,600                   $34,760
post-doc (Dr. Shi) 50% FTE              $26,015                   $28,617
SUB-TOTAL                               $57,615                   $63,377


TOTAL                                   $129,705                  $102,728
--------------------------------------------------------------------------------
30% OVERHEAD                            $168,617                  $133,546
================================================================================

                                   SCHEDULE C

                  ACKNOWLEDGEMENT OF EMPLOYEES AND RESEARCHERS

In consideration of the substantial benefits that I have or will continue to receive as a condition to being able to participate in the project described in the Research Agreement executed between Senesco Technologies, Inc. ("Senesco") and UHN, and Dr. Fei-Fei Liu effective as of January 30, 2004, I hereby agree to be bound to the confidentiality and non-disclosure provisions set forth below:

     CONFIDENTIALITY
     7.1 All terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information exchanged between the parties pursuant to the Research
     Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, shall be considered Confidential Information.

     7.2    Senesco possesses all right, title and  interest to all Confidential
     Information,   whether   disclosed  by  Senesco  or  developed  under  this
     Agreement.

     7.3 Except as provided herein, UHN and Principal Investigator will not disclose or make available Confidential Information to third parties without Senesco's written consent during the term of this Agreement and for a period of five years thereafter.

     7.4 UHN's and Principal Investigator's obligations of confidentiality under this Section do not apply to any information which (a) is established by written records to be in the public domain other than as a consequence of an act of UHN or Principal Investigator; (b) was in UHN's or Principal Investigator's possession prior to the disclosure by Senesco and is demonstrated through written records that such information was in UHN's or Principal Investigator's possession prior to disclosure from Senesco, and was not the subject of any earlier confidential relationship with Senesco; or (3) was rightfully acquired by UHN or Principal Investigator from a third party who was lawfully in possession of such information and was under no obligation to Senesco to maintain its confidentiality.

     7.5 UHN and Principal Investigator each agree to use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the Research Plan or for other uses mutually agreeable to the parties.

     7.6 Prior to the commencement of work under this Agreement, each UHN employee to undertake work hereunder shall agree to be bound by the Confidentiality and non-compete provisions of this Agreement by signing a copy of the form Acknowledgement attached as Schedule C.

     7.7 Senesco, recognizes that UHN, may be desirous of publishing information as part of UHN's policy and function as a university to disseminate information for the purpose of scholarship. UHN and Principal Investigator recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement. Senesco agrees that UHN personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Research Plan, PROVIDED that Senesco shall have been provided copies of any proposed publication or presentation at least sixty
     (60) days in advance of the submission of such proposed publication or presentation to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication. Senesco retains the right to postpone publication for an additional thirty (30) days should meaningful protection not be obtained in a timely manner, but will not unreasonably withhold the right to publish or present. Under no circumstances will UHN or Principal Investigator be allowed to disclose Confidential Information without providing Senesco prior written notice. The Principal Investigator will be allowed to retain a copy of all data for the purposes of presentation and publication only.

     X. NOTIFICATION OF COMPETING PROJECTS

     10.1 Notwithstanding any provisions of this Agreement to the contrary, the parties agree that UHN independently works on many projects which may be similar in some respects to the subject matter set forth in the Research Plan. The parties agree that UHN shall not be precluded from pursuing such projects through its own personnel; however, each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS.

     I Acknowledge and agree that any inventions or rights which may be protectable under intellectual property law developed, created, or conceived of by me (either in whole or in part) relating to eIF5A and/or DHS, shall be owned solely by Senesco, and I hereby agree to take any actions requested by Senesco in order to more fully vest title in the same in Senesco as required by such Agreement.



                                                  /s/ Willa Shi
                                                  ------------------------------
                                                  Dr. Willa Shi


                                                  January 17, 2004
                                                  ------------------------------
                                                  Date

                                   SCHEDULE C

                  ACKNOWLEDGEMENT OF EMPLOYEES AND RESEARCHERS

In consideration of the substantial benefits that I have or will continue to receive as a condition to being able to participate in the project described in the Research Agreement executed between Senesco Technologies, Inc. ("Senesco") and UHN, and Dr. Fei-Fei Liu effective as of January 30, 2004, I hereby agree to be bound to the confidentiality and non-disclosure provisions set forth below:

     CONFIDENTIALITY
     7.1 All terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information exchanged between the parties pursuant to the Research
     Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, shall be considered Confidential Information.

     7.2    Senesco possesses all right, title and  interest to all Confidential
     Information,   whether   disclosed  by  Senesco  or  developed  under  this
     Agreement:

     7.3 Except as provided herein, UHN and Principal Investigator will not disclose or make available Confidential Information to third parties without Senesco's written consent during the term of this Agreement and for a period of five years thereafter.

     7.4 UHN's and Principal Investigator's obligations of confidentiality under this Section do not apply to any information which (a) is established by written records to be in the public domain other than as a consequence of an act of UHN or Principal Investigator; (b) was in UHN's or Principal Investigator's possession prior to the disclosure by Senesco and is demonstrated through written records that such information was in UHN's or Principal Investigator's possession prior to disclosure from Senesco, and was not the subject of any earlier confidential relationship with Senesco; or (3) was rightfully acquired by UHN or Principal Investigator from a third party who was lawfully in possession of such information and was under no obligation to Senesco to maintain its confidentiality.

     7.5 UHN and Principal Investigator each agree to use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the Research Plan or for other uses mutually agreeable to the parties.

     7.6 Prior to the commencement of work under this Agreement, each UHN employee to undertake work hereunder shall agree to be bound by the Confidentiality and non-compete provisions of this Agreement by signing a copy of the form Acknowledgement attached as Schedule C.

     7.7 Senesco, recognizes that UHN, may be desirous of publishing information as part of UHN's policy and function as a university to disseminate information for the purpose of scholarship. UHN and Principal Investigator recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement. Senesco agrees that UHN personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Research Plan, PROVIDED that Senesco shall have been provided copies of any proposed publication or presentation at least sixty
     (60) days in advance of the submission of such proposed publication or presentation to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication. Senesco retains the right to postpone publication for an additional thirty (30) days should meaningful protection not be obtained in a timely manner, but will not unreasonably withhold the right to publish or present. Under no circumstances will UHN or Principal Investigator be allowed to disclose Confidential Information without providing Senesco prior written notice. The Principal Investigator will be allowed to retain a copy of all data for the purposes of presentation and publication only.

     X.  NOTIFICATION OF COMPETING PROJECTS

     10.1 Notwithstanding any provisions of this Agreement to the contrary, the parties agree that UHN independently works on many projects which may be similar in some respects to the subject matter set forth in the Research Plan. The parties agree that UHN shall not be precluded from pursuing such projects through its own personnel; however, each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS.

     I Acknowledge and agree that any inventions or rights which may be protectable under intellectual property law developed, created, or conceived of by me (either in whole or in part) relating to eIF5A and/or DHS, shall be owned solely by Senesco, and I hereby agree to take any actions requested by Senesco in order to more fully vest title in the same in Senesco as required by such Agreement.



                                              /s/  Jian-Hua Li
                                              ----------------------------------
                                              Dr. Jian-Hua Li


                                              January 16, 2004
                                              ----------------------------------
                                              Date

                                   SCHEDULE C

                  ACKNOWLEDGEMENT OF EMPLOYEES AND RESEARCHERS

In consideration of the substantial benefits that I have or will continue to receive as a condition to being able to participate in the project described in the Research Agreement executed between Senesco Technologies, Inc. ("Senesco") and UHN, and Dr. Fei-Fei Liu effective as of January 30, 2004, I hereby agree to be bound to the confidentiality and non-disclosure provisions set forth below:

     CONFIDENTIALITY
     7.1 All terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information exchanged between the parties pursuant to the Research
     Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, shall be considered Confidential Information.

     7.2    Senesco possesses all right, title and interest to all  Confidential
     Information,   whether   disclosed  by  Senesco  or  developed  under  this
     Agreement.

     7.3 Except as provided herein, UHN and Principal Investigator will not disclose or make available Confidential Information to third parties without Senesco's written consent during the term of this Agreement and for a period of five years thereafter.

     7.4 UHN 's and Principal Investigator's obligations of confidentiality under this Section do not apply to any information which (a) is established by written records to be in the public domain other than as a consequence of an act of UHN or Principal Investigator; (b) was in UHN's or Principal Investigator's possession prior to the disclosure by Senesco and is demonstrated through written records that such information was in UHN 's or Principal Investigator's possession prior to disclosure from Senesco, and was not the subject of any earlier confidential relationship with Senesco; or (3) was rightfully acquired by UHN or Principal Investigator from a third party who was lawfully in possession of such information and was under no obligation to Senesco to maintain its confidentiality.

     7.5 UHN and Principal Investigator each agree to use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the Research Plan or for other uses mutually agreeable to the parties.

     7.6 Prior to the commencement of work under this Agreement, each UHN employee to undertake work hereunder shall agree to be bound by the Confidentiality and non-compete provisions of this Agreement by signing a copy of the form Acknowledgement attached as Schedule C.

     7.7 Senesco, recognizes that UHN, may be desirous of publishing information as part of UHN's policy and function as a university to disseminate information for the purpose of scholarship. UHN and Principal Investigator recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement. Senesco agrees that UHN personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Research Plan, PROVIDED that Senesco shall have been provided copies of any proposed publication or presentation at least sixty
     (60) days in advance of the submission of such proposed publication or presentation to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication. Senesco retains the right to postpone publication for an additional thirty (30) days should meaningful protection not be obtained in a timely manner, but will not unreasonably withhold the right to publish or present. Under no circumstances will UHN or Principal Investigator be allowed to disclose Confidential Information without providing Senesco prior written notice. The Principal Investigator will be allowed to retain a copy of all data for the purposes of presentation and publication only.

     X.  NOTIFICATION OF COMPETING PROJECTS

     10.1 Notwithstanding any provisions of this Agreement to the contrary, the parties agree that UHN independently works on many projects which may be similar in some respects to the subject matter set forth in the Research Plan. The parties agree that UHN shall not be precluded from pursuing such projects through its own personnel; however, each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS.

     I Acknowledge and agree that any inventions or rights which may be protectable under intellectual property law developed, created, or conceived of by me (either in whole or in part) relating to eIF5A and/or DHS, shall be owned solely by Senesco, and I hereby agree to take any actions requested by Senesco in order to more fully vest title in the same in Senesco as required by such Agreement.


                                                  /s/ Henry Klamut
                                                  ------------------------------
                                                  Dr. Henry Klamut


                                                  January 15, 2004
                                                  ------------------------------
                                                  Date

                                   SCHEDULE C

                  ACKNOWLEDGEMENT OF EMPLOYEES AND RESEARCHERS

In consideration of the substantial benefits that I have or will continue to receive as a condition to being able to participate in the project described in the Research Agreement executed between Senesco Technologies, Inc. ("Senesco") and UHN, and Dr. Fei-Fei Liu effective as of January 30, 2004, I hereby agree to be bound to the confidentiality and non-disclosure provisions set forth below:

     CONFIDENTIALITY

     7.1 All terms of this Agreement, all Inventions, Invention disclosure reports, Research Information and Research Information reports as well as all information exchanged between the parties pursuant to the Research
     Plan, including all technical information, ideas, data, compounds, molecules, cell lines, techniques, methods, processes, uses, composites, skills, trade secrets, and business and marketing information, shall be considered Confidential Information.

     7.2    Senesco possesses all right, title and  interest to all Confidential
     Information,   whether   disclosed  by  Senesco  or  developed  under  this
     Agreement.

     7.3 Except as provided herein, UHN and Principal Investigator will not disclose or make available Confidential Information to third parties without Senesco's written consent during the term of this Agreement and for a period of five years thereafter.

     7.4 UHN's and Principal Investigator's obligations of confidentiality under this Section do not apply to any information which (a) is established by written records to be in the public domain other than as a consequence of an act of UHN or Principal Investigator; (b) was in UHN's or Principal Investigator's possession prior to the disclosure by Senesco and is demonstrated through written records that such information was in UHN's or Principal Investigator's possession prior to disclosure from Senesco, and was not the subject of any earlier confidential relationship with Senesco; or (3) was rightfully acquired by UHN or Principal Investigator from a third party who was lawfully in possession of such information and was under no obligation to Senesco to maintain its confidentiality.

     7.5 UHN and Principal Investigator each agree to use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the Research Plan or for other uses mutually agreeable to the parties.

     7.6 Prior to the commencement of work under this Agreement, each UHN employee to undertake work hereunder shall agree to be bound by the Confidentiality and non-compete provisions of this Agreement by signing a copy of the form Acknowledgement attached as Schedule C.

     7.7 Senesco, recognizes that UHN, may be desirous of publishing information as part of UHN's policy and function as a university to disseminate information for the purpose of scholarship. UHN and Principal Investigator recognize that such publication may jeopardize the protection of intellectual property rights contemplated under this Agreement. Senesco agrees that UHN personnel shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the Research Plan, PROVIDED that Senesco shall have been provided copies of any proposed publication or presentation at least sixty
     (60) days in advance of the submission of such proposed publication or presentation to allow Senesco to file patent application(s) or seek other protection for its proprietary subject matter contained in the proposed presentation or publication. Senesco retains the right to postpone publication for an additional thirty (30) days should meaningful protection not be obtained in a timely manner, but will not unreasonably withhold the right to publish or present. Under no circumstances will UHN or Principal Investigator be allowed to disclose Confidential Information without providing Senesco prior written notice. The Principal Investigator will be allowed to retain a copy of all data for the purposes of presentation and publication only.

     X.  NOTIFICATION OF COMPETING PROJECTS

     10.1 Notwithstanding any provisions of this Agreement to the contrary, the parties agree that UHN independently works on many projects which may be similar in some respects to the subject matter set forth in the Research Plan. The parties agree that UHN shall not be precluded from pursuing such projects through its own personnel; however, each person working on this project agrees to first notify Senesco prior to accepting employment or undertaking services for any entity in the world which is competitive with Senesco relating to the subject matter provided in the Research Plan related to eIF5A and/or DHS.

     I Acknowledge and agree that any inventions or rights which may be protectable under intellectual property law developed, created, or conceived of by me (either in whole or in part) relating to eIF5A and/or DHS, shall be owned solely by Senesco, and I hereby agree to take any actions requested by Senesco in order to more fully vest title in the same in Senesco as required by such Agreement.



                                                 /s/ Dolly Huang
                                                 -------------------------------
                                                 Dr. Dolly Huang


                                                 January 16, 2004
                                                 -------------------------------
                                                 Date